                                                                    EXHIBIT 99.1



                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The pro forma financial statements give effect to Temple-Inland's acquisition of Gaylord Container Corporation using the purchase method of accounting. The pro forma balance sheet was prepared as if the acquisition had occurred as of December 2001. The pro forma income statement was prepared as if the acquisition had occurred as of the beginning of the year 2001. The pro forma financial statements are presented for informational purposes. They are not necessarily indicative of actual or future financial position or results of operations that would have or will occur.

         The pro forma balance sheet was prepared based upon the historical balance sheets of Temple-Inland and Gaylord as of December 2001. The pro forma income statement was prepared based upon the historical income statements of Temple-Inland for the year ended December 2001 and of Gaylord for the 12 months ended December 2001. The Gaylord income statement was derived from Gaylord's historical income statements for its year ended September 2001 and its three months ended December 2001 and 2000. The accounting policies of Temple-Inland and Gaylord are comparable.

         The pro forma adjustments are estimates based on currently available information and assumptions that Temple-Inland believes are reasonable. The pro forma adjustments are directly attributable to the acquisition and are expected to have a continuing impact on the financial position and results of operations of Temple-Inland. The pro forma adjustments reflect a preliminary allocation of the purchase price. The actual allocation will be based upon independent appraisals and other valuations and will reflect finalized management intentions. The actual allocation will probably differ from that assumed.

         The supplemental pro forma financial statements are identical to the pro forma financial statements except that Temple-Inland financial statements have been reclassified to reflect the assets and operations of its Financial Services Group using the equity method of accounting.

         These pro forma and supplemental pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Temple-Inland and Gaylord.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  DECEMBER 2001

                                                                          Acquisition
                                              Temple-                     Adjustments       Pro Forma
(in millions)                                 Inland        Gaylord            (a)         Acquisition
-------------                                 ------        -------       -----------      -----------

ASSETS
 Cash and cash equivalents                   $    590       $      6       $     --          $    596
 Mortgage Loans held for sale                     958             --             --               958
 Loans and leases receivable, net               9,847             --             --             9,847
 Other securities available-for-sale            2,599             --             --             2,599
 Other securities held-to-maturity                775             --             --               775
 Trade receivables                                288            118            (16)              386
                                                                                 (4)(c)
 Inventories                                      258            100             (5)              353
 Property and equipment                         2,251            530            (15)            2,766
 Deferred income taxes                             --            171           (171)               --
 Goodwill and other intangibles                   186             --            230               416
 Financing fees                                    --             --             16 (b)            16
 Assets held for sale                              --             --             32                32
 Other assets                                     935             63            (14)              984
                                             --------       --------       --------          --------
     TOTAL ASSETS                            $ 18,687       $    988       $     53          $ 19,728
                                             ========       ========       ========          ========


LIABILITIES
 Deposits                                    $  9,030       $     --       $     --          $  9,030
 Federal Home Loan Bank advances                3,435             --             --             3,435
 Securities sold under repurchase
  agreements                                    1,107             --             --             1,107
 Other liabilities                                914            248           (155)            1,003
                                                                                 (4)(c)
 Bridge financing facility                         --             --            884 (b)           884
 Long-term debt                                 1,553            862           (794)            1,621
 Deferred income taxes                            304             --             --               304
 Postretirement benefits                          142             --             --               142
 Stock issued by subsidiaries                     306             --             --               306
                                             --------       --------       --------          --------
     TOTAL LIABILITIES                       $ 16,791       $  1,110       $    (69)         $ 17,832
                                             ========       ========       ========          ========

SHAREHOLDERS' EQUITY
 Preferred stock                                   --             --             --                --
 Common stock                                      61             --             --                61
 Additional paid-in capital                       367            180           (180)              367
 Accumulated other comprehensive (loss)            (1)            (2)             2                (1)
 Retained earnings                              2,014           (292)           292             2,014
                                             --------       --------       --------          --------
                                                2,441           (114)           114             2,441
Cost of shares held in the treasury              (545)            (8)             8              (545)
                                             --------       --------       --------          --------
     TOTAL SHAREHOLDERS' EQUITY                 1,896           (122)           122             1,896
                                             --------       --------       --------          --------
   TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                      $ 18,687       $    988       $     53          $ 19,728
                                             ========       ========       ========          ========

----------

See the notes to the unaudited pro forma combined financial statements.

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                        FOR THE YEAR-ENDED DECEMBER 2001



(in millions,                                           Discontinued
except earnings                Temple-      Gaylord      Operations     Acquisition    Pro Forma
per share)                     Inland         (e)            (f)        Adjustments   Acquisition
-------------                  -------      -------     ------------    -----------   -----------
REVENUES
 Manufacturing                $ 2,808       $ 1,052       $  (172)      $   (37)(c)      $ 3,651
 Financial Services             1,364            --            --            --            1,364
                              -------       -------       -------       -------          -------
                                4,172         1,052          (172)          (37)           5,015
                              -------       -------       -------       -------          -------

COSTS AND EXPENSES
 Manufacturing                  2,717         1,022          (201)          (37)(c)        3,501
 Financial Services             1,180            --            --            --            1,180
                              -------       -------       -------       -------          -------
                                3,897         1,022          (201)          (37)           4,681
                              -------       -------       -------       -------          -------

OPERATING INCOME                  275            30            29            --              334

 Parent company interest          (98)          (90)           --            34 (b)         (154)
                              -------       -------       -------       -------          -------

INCOME (LOSS) BEFORE
 TAXES                            177           (60)           29            34              180

 Income taxes                     (66)           23           (11)          (13)(d)          (67)
                              -------       -------       -------       --------         -------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS        $   111       $   (37)      $    18       $    21          $   113
                              =======       =======       =======       =======          =======

EARNINGS PER SHARE
 Basic                        $  2.26                                                    $  2.29
 Diluted                      $  2.26                                                    $  2.29

AVERAGE SHARES
 OUTSTANDING
 Basic                           49.3                                                       49.3
 Diluted                         49.3                                                       49.3


See the notes to the unaudited pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


On March 4, 2002, Temple-Inland completed tender offers in which it acquired 86.3% of Gaylord's outstanding common stock for $56 million cash and 99.3% of Gaylord's 9 3/8% Senior Notes, 98.5% of Gaylord's 9 3/4 Senior Notes and 83.6% of Gaylord's 9 7/8% Senior Subordinated Notes for $462 million cash. Temple-Inland is now proceeding to effect a merger with Gaylord whereby Temple-Inland will acquire for $1.17 per share cash, the remaining 13.7% of Gaylord's common stock it does not already own.

The estimated cash purchase price to acquire Gaylord consists of (in millions):

         Tender Offer
                  Common stock ($1.17 x 48.3 million shares)                                       $   56
                  Senior Notes and Subordinated Notes                                                 462
                  Accrued interest                                                                     10
                                                                                                   ------
                                                                                                      528

         Merger
                  Common stock ($1.17 x 7.6 million shares)                                             9
                                                                                                   ------

         Cash paid to Gaylord security holders                                                        537

         Costs and expenses directly attributable to the acquisition
                  Termination and change in control agreements                       $  41
                  Advisory and professional fees                                        20             61
                                                                                     -----         ------

         Estimated cash purchase price                                                             $  598
                                                                                                   ======

         a. The purchase price will be allocated to the assets acquired and the liabilities assumed based on their fair values. The preliminary allocation of the purchase prices follows (in millions):

                  Assets acquired
                  ---------------
                  Current assets                                                                   $   222
                  Property and equipment                                                               515
                  Assets held for sale                                                                  32
                  Other assets                                                                          26
                  Goodwill and other intangible assets                                                 230
                                                                                                   -------
                        Total                                                                        1,025
                  Liabilities assumed
                  -------------------
                  Current liabilities                                                $  73
                  Bank debt                                                            270
                  Senior and Subordinated Notes and other secured debt                  68
                  Other long-term liabilities                                           16            (427)
                                                                                     -----         -------
                  Net assets acquired                                                              $   598
                                                                                                   =======

                  The acquisition is accounted for in accordance with the new accounting rules for goodwill and other intangible assets. Under these new rules, goodwill is no longer amortized but is periodically measured for impairment. Therefore, these pro forma financial statements do not include any amortization of the goodwill created by the Gaylord acquisition. Goodwill arising from the acquisition will be allocated to Temple-Inland's Paper Group. It is anticipated that all of the goodwill will be deductible for income tax purposes.

         b. Proceeds from a $900 million Credit Agreement (the Bridge Financing Facility) will be used to fund the estimated cash purchase price of $598 million and to pay off the assumed bank debt of $270 million. Temple-Inland will pay $16 million in fees to the lending institutions for this facility, which will be funded from the Bridge Financing Facility. The Bridge Financing Facility is due 364 days from the date funded and bears interest at a variable rate. The all in financing rate on the Bridge Financing Facility is assumed to approximate 5.6% and will result in an annual interest expense of $50 million.

                  As a result of the lower interest rate on the Bridge Financing Facility compared with the interest rate on Gaylord's debt, interest expense in the pro forma income statement is $34 million lower than Gaylord's reported interest expense for the 12 months ended December 2001. A 1/8% change in the interest rate on the Bridge Financing Facility would affect annual interest expense by $1 million.

         c. Elimination of significant intercompany balances and transactions.

         d.       Tax effect of pro forma adjustments.

         e. Gaylord's historical financial information for the 12 months ended December 2001 was derived as follows:

                                                        Net                 Operating                (Loss)
                                                     Revenues                Income               Before Taxes
                                                     --------               ---------             ------------

                  For the fiscal year-ended
                                 September 2001      $ 1,104                  $   48                $  (44)

                  Less three months-ended
                                  December 2000         (295)                    (25)                   (2)

                  Add three months-ended
                                  December 2001          243                       7                   (14)
                                                     -------                     ---                 -----

                  Total                              $ 1,052                  $   30                $  (60)
                                                     =======                  ======                ======

         f. Temple-Inland intends to divest non-strategic Gaylord assets beginning with the retail bag business, which Temple-Inland anticipates selling during April 2002. As a result, the operations of the retail bag business, including an $11 million asset impairment, are eliminated in the pro forma income statement, as they will be treated for accounting purposes as a discontinued operation. The assets of the retail bag business have been adjusted to their estimated realizable values and are included in the pro forma balance sheet under the caption "Assets held for sale." The difference between their book value and estimated realizable value of approximately $12 million has been reflected as an increase in goodwill. Other assets to be divested are being identified by Temple-Inland, and it is currently anticipated that such sales will occur during 2002 and 2003.

                  These pro forma financial statements do not reflect any other asset dispositions or any capacity rationalization, cost savings or other synergies that may be affected or realized through reductions in duplicative selling, general and administrative expenses and improvements in the mill and packaging systems and logistics.

             SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                  DECEMBER 2001


                                                                                Acquisition
                                                    Temple-                     Adjustments        Pro Forma
(in millions)                                       Inland      Gaylord             (a)           Acquisition
-------------                                       ------      -------         -----------       -----------

ASSETS
Current assets
 Cash                                              $     3       $     6          $    --          $     9
 Receivables, net                                      288           118              (16)             386
                                                                                       (4)(c)
 Inventories                                           258           100               (5)             353
 Prepaid expenses                                       73            23               --               96
                                                   -------       -------          -------          -------
     Total current assets                              622           247              (25)             844
Investment in Temple-Inland
 Financial Services                                  1,142            --               --            1,142
Property and equipment                               2,085           530              (15)           2,600
Deferred income taxes                                   --           171             (171)              --
Goodwill and other intangibles                          62            --              230              292
Financing fees                                          --            --               16(b)            16
Assets held for sale                                    --            --               32               32
Other assets                                           210            40              (14)             236
                                                   -------       -------          -------          -------
    TOTAL ASSETS                                   $ 4,121       $   988          $    53          $ 5,162
                                                   =======       =======          =======          =======

LIABILITIES
Current liabilities
 Accounts payable                                  $   149       $    41          $    (4)         $   182
                                                                                       (4)(c)
 Accrued expenses                                      197            52              (12)             237
 Current portion of long-term debt                       1           105             (105)               1
 Bridge financing facility                              --            --              884(b)           884
                                                   -------       -------          -------          -------
    Total current liabilities                          347           198              759            1,304

Long-term debt                                       1,339           862             (794)           1,407
Deferred income taxes                                  310            --               --              310
Postretirement benefits                                142            --               --              142
Other liabilities                                       87            50              (34)             103
                                                   -------       -------          -------          -------
    TOTAL LIABILITIES                                 2,225         1,110              (69)           3,266
SHAREHOLDERS' EQUITY
Preferred stock                                         --            --               --               --
Common stock                                            61            --               --               61
Additional paid-in capital                             367           180             (180)             367
Accumulated other comprehensive income (loss)           (1)           (2)               2               (1)
Retained earnings                                    2,014          (292)             292            2,014
                                                   -------       -------          -------          -------
                                                     2,441          (114)             114            2,441
Cost of treasury stock                                (545)           (8)               8             (545)
                                                   -------       -------          -------          -------
    TOTAL SHAREHOLDERS' EQUITY                       1,896          (122)             122            1,896
                                                   -------       -------          -------          -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                               $ 4,121       $   988          $    53          $ 5,162
                                                   =======       =======          =======          =======



See the notes to the unaudited pro forma combined financial statements.

          SUPPLEMENTAL UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

                        FOR THE YEAR-ENDED DECEMBER 2001


                                                           Discontinued
(in millions, except earnings      Temple-     Gaylord      Operations      Acquisition      Pro Forma
per share)                         Inland        (e)            (f)         Adjustments     Acquisition
------------------------------     ------      -------     ------------     -----------     -----------

NET REVENUES                      $ 2,808       $ 1,052       $  (172)      $   (37)(c)      $ 3,651

COSTS AND EXPENSES
  Cost of sales                     2,457           916          (180)          (37)(c)        3,156
  Selling and administrative          261           100           (10)           --              351
  Other (income) expense               (1)            6           (11)           --               (6)
                                  -------       -------       -------       -------          -------

                                    2,717         1,022          (201)          (37)           3,501
                                  -------       -------       -------       -------          -------
                                       91            30            29            --              150

FINANCIAL SERVICES
 EARNINGS                             184            --            --            --              184
                                  -------       -------       -------       -------          -------

OPERATING INCOME                      275            30            29            --              334

   Interest                           (98)          (90)           --            34 (b)         (154)
                                  -------       -------       -------       -------          -------

INCOME (LOSS) BEFORE
 TAXES                                177           (60)           29            34              180

 Income taxes                         (66)           23           (11)          (13)(d)          (67)
                                  -------       -------       -------       -------          -------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS            $   111       $   (37)      $    18       $    21          $   113
                                  =======       =======       =======       =======          =======

EARNINGS PER SHARE
 Basic                           $  2.26                                                     $  2.29
 Diluted                         $  2.26                                                     $  2.29

AVERAGE SHARES
 OUTSTANDING
 Basic                             49.3                                                        49.3
 Diluted                           49.3                                                        49.3



See the notes to the unaudited pro forma combined financial statements.